Exhibit 99.1

LANDS' END ANNOUNCES FIRST QUARTER FISCAL 2019 RESULTS
Delivers results at high end of quarterly guidance based on continued execution of strategic initiatives
Raises Full Year Guidance

DODGEVILLE, Wis., June 4, 2019 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the First Quarter ended May 3, 2019.

First Quarter Fiscal 2019 Highlights:

•
Net revenue for the first quarter decreased 12.5% to $262.4 million as compared to the same period last year. Excluding the impact of sales from the Delta Air Lines launch last year and Sears operations, revenue would have increased by 3.4%.

◦	Total eCommerce revenue increased 5.1%, driven by U.S. eCommerce revenue growth of 8.1%.

◦	Same store sales for U.S. Company operated stores increased by 12.0%.

◦	At the end of the first quarter, there were 120 fewer Lands' End Shops at Sears, which resulted in a net revenue decline from Sears operations of $17.9 million.

•	Gross margin increased approximately 130 basis points to 45.7% from 44.4% in the first quarter last year.

•	Net loss was $6.8 million, or $0.21 loss per diluted share, as compared to Net loss of $2.6 million, or $0.08 loss per diluted share, in the first quarter of fiscal 2018.

•	Adjusted EBITDA(1) decreased to $3.0 million compared to $9.0 million in the first quarter of fiscal 2018.

First Quarter Strategic Highlights:

•	Data driven merchandising decisions help to fuel strong performance of knits, bottoms and outerwear categories.

•	Retail expansion strategy continues, with opening of three stores and on track to open an additional seven to nine in Fiscal 2019.

•	Continued to leverage search engine optimization to increase visibility and discovery of key product categories.

•	On track to launch American Airlines program in the fourth quarter.

•	Investing in business process and infrastructure to support growth, drive efficiencies and cost savings.

Jerome S. Griffith, Chief Executive Officer and President, stated, “We are very pleased to have delivered results at the high end of our first quarter expectations across our key financial metrics. Our performance illustrates the continued progress we are making across our strategic growth initiatives which are centered around delivering the right product, operating as a digitally-led company, executing a uni-channel strategy and improving business processes and infrastructure. These advancements put us on track to achieve our stated long term objectives of $1.8 billion to $2 billion in revenue and high single digit EBITDA margin.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $40.2 million as of May 3, 2019, compared to $141.6 million on May 4, 2018 due to the $100 million voluntary prepayment of long term debt. Net cash used in operations was $36.3 million for the thirteen weeks ended May 3, 2019, compared to net cash used in operations of $41.2 million for the same period last year.

Inventory was $319.3 million as of May 3, 2019, and $304.5 million as of May 4, 2018.

As of May 3, 2019, the Company had $163.8 million of availability under its asset-based senior secured credit facility and had $381.5 million of Long-term debt, net.

Fiscal 2019 Outlook

Jim Gooch, Chief Operating Officer and Chief Financial Officer, stated, “Our continued strong performance in the first quarter gave us confidence to prepay $100 million of our term loan, resulting in reduced interest expense and an increase in our EPS guidance for the year.”

For the second quarter of fiscal 2019 the Company expects:

•	Net revenue to be between $285 million and $295 million.

•	Net loss to be between $7.5 million and $5.0 million, and diluted loss per share to be between $0.23 and $0.16.

•	Adjusted EBITDA(1) in the range of $4.0 to $7.0 million.

For fiscal 2019 the Company expects:

•	Net revenue to be between $1.45 billion and $1.50 billion.

•	Net income to be between $10.0 million and $16.0 million, and diluted earnings per share to be between $0.30 and $0.50.

•	Adjusted EBITDA(1) in the range of $70.0 million to $80.0 million.

•	Capital Expenditures of $35 million to $45 million.

Conference Call

The Company will host a conference call on Tuesday, June 4, 2019, at 8:30 a.m. ET to review its first quarter fiscal 2019 financial results. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, and footwear, as well as home products. Lands' End offers products online at www.landsend.com, on international websites, on third-party online marketplaces, and through retail locations. We are a classic American lifestyle brand with a passion for delivering quality products, legendary service and real value to our customers and we seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations with respect to Net revenue, Net loss, loss per share and Adjusted EBITDA for the second quarter of fiscal 2019 and Net revenue, Net income, earnings per share, Adjusted EBITDA and Capital Expenditures for the full year of fiscal 2019; expectations as to and assessment of progress toward its long-term revenue and EBITDA margin objectives; expectations as to retail store openings; expectations as to the American Airlines launch; expectations as to the impact of business process and infrastructure actions; and the continued progress and results of the execution of our strategic growth initiatives of focusing on our product, operating as a digitally-led company, executing our uni-channel distribution strategy and improving our business processes and infrastructure. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; our results may be materially impacted if all imports from China are subject to increased tariffs and we are unable to offset these increased costs through pricing negotiations with our vendor base, moving production out of China, passing through a portion of the cost increases to the customer, or other savings opportunities; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our retail store strategy may be unsuccessful and we may be unable to open retail stores in locations and on terms that are acceptable to us; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation or its successor sells or disposes of its retail stores, including as part of the Chapter 11 proceedings instituted by Sears Holdings Corporation on October 15, 2018 or pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries or their successors to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 1, 2019, and Quarterly Reports on Form 10-Q. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	May 3, 2019	May 4, 2018	February 1, 2019*
ASSETS
Current assets
Cash and cash equivalents	$40,221	$141,616	$193,405
Restricted cash	1,821	2,081	1,948
Accounts receivable, net	27,510	48,610	34,549
Inventories, net	319,319	304,543	321,905
Prepaid expenses and other current assets	35,304	41,595	36,574
Total current assets	424,175	538,445	588,381
Property and equipment, net	152,405	138,495	149,894
Operating lease right-of-use asset	29,327	—	—
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	5,473	8,557	5,636
TOTAL ASSETS	$978,380	$1,052,497	$1,110,911
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$98,623	$97,405	$123,827
Lease liability - current	8,786	—	—
Other current liabilities	89,322	95,550	117,424
Total current liabilities	196,731	192,955	241,251
Long-term debt, net	381,504	485,299	482,453
Lease liability - long-term	24,772	—	—
Long-term deferred tax liabilities	56,108	58,708	58,670
Other liabilities	4,060	10,681	5,826
TOTAL LIABILITIES	663,175	747,643	788,200
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,363,220, 32,208,118 and 32,220,080, respectively	324	320	320
Additional paid-in capital	354,016	348,142	352,733
Accumulated deficit	(25,718)	(31,380)	(17,159)
Accumulated other comprehensive loss	(13,417)	(12,228)	(13,183)
Total stockholders’ equity	315,205	304,854	322,711
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$978,380	$1,052,497	$1,110,911

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2019.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended
(in thousands, except per share data)	May 3, 2019	May 4, 2018
Net revenue	$262,433	$299,825
Cost of sales (excluding depreciation and amortization)	142,559	166,800
Gross profit	119,874	133,025

Selling and administrative	116,844	124,000
Depreciation and amortization	7,618	6,161
Other operating expense, net	148	337
Operating (loss) income	(4,736)	2,527
Interest expense	7,834	6,912
Other (income) expense, net	(867)	3,864
Loss before income taxes	(11,703)	(8,249)
Income tax benefit	(4,885)	(5,619)
NET LOSS	$(6,818)	$(2,630)
NET LOSS PER COMMON SHARE
Basic:	$(0.21)	$(0.08)
Diluted:	$(0.21)	$(0.08)

Basic weighted average common shares outstanding	32,261	32,125
Diluted weighted average common shares outstanding	32,261	32,125

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for the following items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation, including impairments, to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
	May 3, 2019		May 4, 2018
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue
NET LOSS	$(6,818)	(2.6)%	$(2,630)	(0.9)%
Income tax benefit	(4,885)	(1.9)%	(5,619)	(1.9)%
Other (income) expense, net	(867)	(0.3)%	3,864	1.3%
Interest expense	7,834	3.0%	6,912	2.3%
Operating (loss) income	(4,736)	(1.8)%	2,527	0.8%
Depreciation and amortization	7,618	2.9%	6,161	2.1%
Other Operating Expense	203	0.1%	1	—%
(Gain) loss on property and equipment	(55)	—%	336	0.1%
Adjusted EBITDA (1)	$3,030	1.2%	$9,025	3.0%

Fiscal 2019 Guidance	13 Weeks Ended			52 Weeks Ended
(in millions)	August 2, 2019			January 31, 2020
Net (loss) income	$(7.5)	-	$(5)	$10	-	$16
Depreciation, interest, other income, taxes and other adjustments	11.5	-	12	60	-	64
Adjusted EBITDA (1)	$4	-	$7	$70	-	$80

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	13 Weeks Ended
(in thousands)	May 3, 2019	May 4, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,818)	$(2,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,618	6,161
(Gain) loss on property and equipment	(55)	336
Amortization of debt issuance costs	434	535
Stock-based compensation	1,974	967
Noncash lease impacts	(133)	—
Deferred income taxes	(2,501)	6
Change in operating assets and liabilities:
Inventories	2,234	26,373
Accounts payable	(20,205)	(55,603)
Other operating assets	10,612	(13,843)
Other operating liabilities	(29,450)	(3,499)
Net cash used in operating activities	(36,290)	(41,197)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(15,042)	(10,748)
Net cash used in investing activities	(15,042)	(10,748)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(101,287)	(1,288)
Payments of employee withholding taxes on share-based compensation	(687)	(610)
Net cash used in financing activities	(101,974)	(1,898)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(397)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(153,311)	(54,240)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	195,353	197,937
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$42,042	$143,697
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$4,901	$5,059
Income taxes paid, net of refunds	$12	$171
Interest paid	$6,966	$6,139

Net revenue is presented by product channel in the following tables for the 13 Weeks Ended May 3, 2019, and May 4, 2018.

	13 Weeks Ended
(in thousands)	May 3, 2019	May 4, 2018
eCommerce	$208,902	$198,768
Outfitters	43,083	74,605
Retail	10,448	26,452
Total net revenue	$262,433	$299,825